The Order of the Court is stated below:
Dated:	July 13, 2020 03:58:04 PM	/s/ ROYAL I HANSEN District Court Judge

Jeremy C. Reutzel (10692)

Ryan M. Merriman (14720)

Bennett Tueller Johnson & Deere

3165 East Millrock Drive, Suite

500 Salt Lake City, Utah 84121-5027

Telephone: (801) 438-2000

Facsimile: (801) 438-2050

Email: jreutzel@btjd.com;

rmerriman@btjd.com

Attorneys for Plaintif s

IN THE THIRD JUDICIAL DISTRICT COURT OF SALT LAKE COUNTY STATE OF UTAH

ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership, Plaintiff, vs. GENEREX BIOTECHNOLOGY CORPORATION, a Delaware corporation, Defendant.	ORDER GRANTING STIPULATED MOTION TO STAY PENDING ARBITRATION Case No. 200903161 Judge Royal I. Hansen

The Court, having considered the parties’ Stipulated Motion to Stay Pending Arbitration (the “Motion”), and for good cause appearing, hereby ORDERS as follows:

1. The Motion is GRANTED;

2. The above-captioned case shall be stayed until the arbitrator issues a final arbitration award.

***ENTERED BY THE COURT ON THE DATE AND AS INDICATED BY THE COURT’S SEAL AT THE TOP OF THE FIRST PAGE**

Approved as to Form and Content:

Shumway Van

/s/ R. Tee Spjute

R. Tee Spjute

(Signed electronically by Ryan M. Merriman with express written authorization via email from R. Tee Spjute)

CERTIFICATE OF SERVICE

I certify that on July 10, 2020, I filed a true and correct copy of the foregoing document with the Court’s electronic filing system, which caused a copy to be served via email upon counsel of record.

/s/ Bree Boynton